UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2011

AEROCENTURY CORP.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	94-3263974
(State or Other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

(650)-340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 28, 2011, the following matters were voted upon and approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders:

(1)	the election of two members to the Board of Directors;

(2)	the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

The following is a summary of the voting results for each matter presented to the stockholders:

Election of Diretors:

Director’s Name	Votes For	Votes Withheld

Roy E. Hahn	703,983	134,899
Toni M. Perazzo	704,074	135,172

Both directors were re-elected to serve three-year terms expiring at the 2014 Annual Meeting of Shareholders of the Company.

Ratification of the Appointment of BDO USA,  LLP as the Company’s Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,278,833	5,903	3,509	0

AEROCENTURY CORP.

Date: May 3, 2011	By:	/s/ Neal D. Crispin

Title: Chairman and CEO